      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 8, 2000
                                                   REGISTRATION NO. 333-________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 E.PIPHANY, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                DELAWARE                               77-0443392
        (STATE OF INCORPORATION)          (I.R.S. EMPLOYER IDENTIFICATION NO.)

                      1900 SOUTH NORFOLK STREET, SUITE 310
                           SAN MATEO, CALIFORNIA 94403
   (ADDRESS, INCLUDING ZIP CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                  OCTANE SOFTWARE, INC. 1997 STOCK OPTION PLAN
              OCTANE SOFTWARE, INC. NONSTATUTORY STOCK OPTION PLAN

                  OCTANE SOFTWARE, INC. 2000 PENNSYLVANIA PLAN
       (AMENDED AND RESTATED SNEAKERLABS, INC. 1998 STOCK INCENTIVE PLAN)
                            (FULL TITLE OF THE PLANS)

                                 ROGER S. SIBONI
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                 E.PIPHANY, INC.
                      1900 SOUTH NORFOLK STREET, SUITE 310
                           SAN MATEO, CALIFORNIA 94403
                                 (650) 356-3800
                      (NAME, ADDRESS, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                    COPY TO:
                              AARON J. ALTER, ESQ.
                            N. ANTHONY JEFFRIES, ESQ.
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                               PALO ALTO, CA 94304
                                 (650) 493-9300

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                                                      PROPOSED          PROPOSED
                                                                   AMOUNT             MAXIMUM            MAXIMUM         AMOUNT OF
                  TITLE OF SECURITIES TO                            TO BE          OFFERING PRICE       AGGREGATE      REGISTRATION
                       BE REGISTERED                             REGISTERED          PER SHARE       OFFERING PRICE         FEE
------------------------------------------------------------------------------------------------------------------------------------
Octane Software, Inc. 1997 Stock Option Plan                      701,249(1)          $14.06(2)      $ 9,859,561(2)       $2,603(2)
Octane Software, Inc. Nonstatutory Stock Option Plan              245,039(1)          $43.64(3)      $10,693,502(3)       $2,823(3)
Octane Software, Inc. 2000 Pennsylvania Plan                      247,689(1)          $41.72(4)      $10,333,585(4)       $2,728(4)
------------------------------------------------------------------------------------------------------------------------------------
         Totals                                                 1,193,977                            $30,886,648          $8,154
====================================================================================================================================

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Plans being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Computed in accordance with Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act"), solely for the purpose of calculating the registration fee. With respect to the 701,249 shares subject to outstanding options to purchase Common Stock under the Plan, the proposed maximum offering price per share is equal to the weighted average exercise price of $14.06 per share pursuant to Rule 457(h) under the Securities Act.

(3) Computed in accordance with Rule 457(h) under the Securities Act, solely for the purpose of calculating the registration fee. With respect to the 245,039 shares subject to outstanding options to purchase Common Stock under the Plan, the proposed maximum offering price per share is equal to the weighted average exercise price of $43.64 per share pursuant to Rule 457(h) under the Securities Act.

(4) Computed in accordance with Rule 457(h) under the Securities Act, solely for the purpose of calculating the registration fee. With respect to the 247,689 shares subject to outstanding options to purchase Common Stock under the Plan, the proposed maximum offering price per share is equal to the weighted average exercise price of $41.72 per share pursuant to Rule 457(h) under the Securities Act.

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

        There are hereby incorporated by reference into this Registration Statement and into the Prospectuses relating to this Registration Statement pursuant to Rule 428 the following documents and information previously filed with the Securities and Exchange Commission (the "Commission"):

               1. The Registrant's Annual Report on Form 10-K, filed pursuant to
                  Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (SEC File No. 000-27183), on March 30, 2000.

               2. The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000, filed with the Commission on May 8,
                  2000.

               3. The Registrant's Form 8-K, filed pursuant to Section 13(a)
                  of the Exchange Act (SEC File No. 000-27183), on January 19, 2000.

               4. The Registrant's Form 8-K, filed pursuant to Section 13(a)
                  of the Exchange Act (SEC File No. 000-27183), on March 28,
                  2000.

               5. The Registrant's Form 8-K, filed pursuant to Section 13(a)
                  of the Exchange Act (SEC File No. 000-27183), on May 31,
                  2000.

        All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which registers all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES

        Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

        Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Section 145 of the Delaware General Corporation Law permits a corporation to include in its charter documents, and in agreements between the corporation and its directors and officers, provisions expanding the scope of indemnification beyond that specifically provided by the current law.

        Article VII of the Registrant's Amended and Restated Certificate of Incorporation provides for the indemnification of directors to the fullest extent permissible under Delaware law.

        Article VI of the Registrant's Bylaws provides for the indemnification of officers, directors and third parties acting on behalf of the Registrant if such person acted in good faith and in a manner reasonably believed to be in and not opposed to the best interest of the Registrant, and, with respect to any criminal action or proceeding, the indemnified party had no reason to believe his or her conduct was unlawful.

        The Registrant has entered into indemnification agreements with its directors and executive officers, in addition to indemnification provided for in the Registrant's Bylaws, and intends to enter into indemnification agreements with any new directors and executive officers in the future.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

        Not applicable.

ITEM 8. EXHIBITS

Exhibit
Number                                    Document
-------                                   --------
    4.1*      Specimen Common Stock Certificate

    5.1       Opinion of Wilson Sonsini Goodrich & Rosati, Professional
              Corporation ("WSGR"), with respect to the legality of the securities being registered.

   10.1       Octane Software, Inc. 1997 Stock Option Plan

   10.2       Octane Software, Inc. Nonstatutory Stock Option Plan

   23.1       Consent of Arthur Andersen, LLP, Independent Public Accountants

   23.2       Consent of KPMG, LLP, Independent Accountants

   23.3       Consent of WSGR (contained in Exhibit 5.1)

   24.1       Power of Attorney (see page 4)

   99.1       Octane Software, Inc. 2000 Pennsylvania Plan

-----------------

        * - Previously filed as an exhibit to Registrant's Registration Statement on Form S-1 (File No. 333-82799), declared effective on September 21, 1999, and incorporated herein by reference.

ITEM 9. UNDERTAKINGS

               (a) The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Securities Act") each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                  [Remainder of Page Intentionally Left Blank]

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant, E.piphany, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Mateo, State of California, on the 8th day of June, 2000.

                                    E.piphany, Inc.

                                    By: /s/ ROGER S. SIBONI
                                        ----------------------------------------
                                        Roger S. Siboni
                                        President and Chief Executive Officer

                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Roger S. Siboni and Kevin J. Yeaman and each of them, acting individually, as his attorney-in-fact, with full power of substitution, for him and in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 (including post-effective amendments) and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to any and all amendments to the Registration Statement on Form S-8.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

            SIGNATURE                                TITLE                         DATE
            ---------                                -----                         ----
/s/ ROGER S. SIBONI                  President, Chief Executive Officer        June 8, 2000
-----------------------------------  and Director (Principal Executive
Roger S. Siboni                      Officer)

/s/ KEVIN J. YEAMAN                  Chief Financial Officer (Principal
-----------------------------------  Financial and Accounting Officer)         June 8, 2000
Kevin J. Yeaman

                                                                               June 8, 2000
/s/ PAUL M. HAZEN                    Director
-----------------------------------
Paul M. Hazen

                                                                               June 8, 2000
/s/ ROBERT L. JOSS                   Director
-----------------------------------
Robert L. Joss

                                                                               June 8, 2000
/s/ SAM H. LEE                       Director
-----------------------------------
Sam H. Lee

                                                                               June 8, 2000
/s/ DOUGLAS J. MACKENZIE             Director
-----------------------------------
Douglas J. Mackenzie

                                                                               June 8, 2000
/s/ GAYLE CROWELL                    Director
-----------------------------------
Gayle Crowell

                                INDEX TO EXHIBITS

Exhibit
Number                                      Document
-------                                     --------
    4.1*      Specimen Common Stock Certificate

    5.1       Opinion of Wilson Sonsini Goodrich & Rosati, Professional
              Corporation ("WSGR"), with respect to the legality of the securities being registered.

   10.1       Octane Software, Inc. 1997 Stock Option Plan

   10.2       Octane Software, Inc. Nonstatutory Stock Option Plan

   23.1       Consent of Arthur Andersen, LLP, Independent Public Accountants

   23.2       Consent of KPMG, LLP, Independent Accountants

   23.3       Consent of WSGR (contained in Exhibit 5.1)

   24.1       Power of Attorney (see page 4)

   99.1       Octane Software, Inc. 2000 Pennsylvania Plan

-------------------

* - Previously filed as an exhibit to Registrant's Registration Statement on Form S-1 (File No. 333-82799), declared effective on September 21, 1999, and incorporated herein by reference.